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                                                                     Exhibit 4.3


                                    INDENTURE


            This INDENTURE (this "Indenture"), dated as of [          ], 2002,
is made by and between Publicis Groupe S.A., a societe anonyme organized under the laws of France (the "Company") and The Bank of New York, a New York banking corporation (the "Trustee"), as Trustee.


            WHEREAS, the Trustee has agreed to act as trustee for the benefit of the Bondholders under the Agreement to Issue Bonds with Share Subscription Warrants of Publicis Groupe S.A. (the "Contract");

            NOW, THEREFORE, each party agrees, for the benefit of the other parties and for the benefit of the Bondholders, that the following additional provisions are hereby incorporated into and made part of the Contract, to which this Indenture is attached, and shall apply to the issuance of the Bonds thereunder.

                                   ARTICLE I


                                  DEFINITIONS


            "Combined Bond Contract" means the Contract (except for Section 5 thereof, which relates only to the Subscription Warrants) and this Indenture.

            "Default" means an event or condition which is, or with the lapse of time or giving of notice or both would be, an Event of Default.

            "Event of Default" means any of the following:

            (a) Should the Company fail to pay, on its due date, any amount due as principal or Interest relative to the Bonds, if this default is not remedied within a period of 30 business days as of its due date;

            (b) Should the Company fail to meet any of its obligations relative to the Bonds, if this default is not remedied within a period of 30 business days from when the Company receives notice of the said default from the Trustee;

            (c) (i) Should the Company or one of its Major Subsidiaries (as defined below) fail to make a payment upon maturity (taking into account the applicable grace periods, if any) of the principal amount due relative to an Indebtedness (as defined below), (ii) in the event of the accelerated maturity of any Indebtedness of the Company or one of its Major Subsidiaries pursuant to the default of the Company or Major Subsidiary in question to meet its obligations, if this Indebtedness is not reimbursed, or this accelerated maturity is not cancelled within a period of 30 business days after the Company has been notified of its existence by the Trustee, or (iii) should the Company or one of its Major Subsidiaries fail to pay any amount due pursuant to a guarantee or compensation relating to any Indebtedness, with the understanding that the events defined in (i), (ii) and (iii) above only allow for accelerated maturity of the Bonds, if the principal amount of the Indebtedness to which these events relate is greater than 25 million euros. The Company
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undertakes to inform the Trustee of the occurrence of any event indicated in the present paragraph.

            (d) Should the Company or one of its Major Subsidiaries request the appointment of a conciliator, sign an amicable agreement with its main creditors, be the subject of a voluntary liquidation procedure or a court-ordered administration or liquidation procedure and/or filing or a total cessation or any other equivalent measure or procedure.

            (e) In the event of any other circumstance having, pursuant to the law of any other competent jurisdiction, similar or equivalent effects to the above-mentioned circumstances.

            For the purposes of the preceding provisions, an Indebtedness means any debt (including as part of leasing operations) resulting from the obligation to repay borrowed money over a period of at least one year and having resulted in the drafting of a contract or instrument of some kind, but excluding trade debt or intra-group loans.

            A Major Subsidiary refers to any subsidiary a) with net earnings or, if applicable, consolidated net earnings (before taxes and exceptional earnings) representing at least 5% of the consolidated net earnings of the Company and its subsidiaries (before taxes and exceptional earnings) or b) gross assets or, if applicable, consolidated gross assets (group share, i.e. disregarding minority interests) representing 5% or more of the consolidated gross assets of the Company and its subsidiaries (group share, i.e. disregarding minority interests), calculated on the basis of the last audited accounts of the subsidiary in question and the last audited consolidated accounts of the Company and its subsidiaries.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Officer's Certificate" means a certificate executed on behalf of the Company by any signatory authorized to act on behalf of the Company in matters relating to and binding upon the Company and delivered to the Trustee.

            "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

            "SEC" means the United States Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date of the Contract, except as provided in Section 5.3.


            "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assis-



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tant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.


            The parties agree that the Contract shall be attached hereto as Exhibit A. The Trustee shall not be bound by any provision in the Contract except as set forth in this Indenture.

            All terms capitalized but not defined in this Indenture shall have the meaning set forth in the Contract, except for TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by any rule or regulation promulgated by the SEC, which in each case have the meanings assigned to them by such definitions, provided, however, that no amendment to any defined term contained in the Contract shall be effective against the Trustee unless the Trustee receives actual written notice of such amendment.

                                   ARTICLE II

                              ADDITIONAL COVENANTS

            Section 2.1. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of the Bondholders or the Trustee all money held by such Paying Agent for the payment of principal or Interest on the Bonds and shall notify the Trustee in writing of any Default by the Company in making any such payment. The Company shall pay the Paying Agent on or prior to the respective payment dates in the applicable currency any amounts that the Paying Agent is required to pay to the Bondholders hereunder. If the Company or an affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust account. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.1, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. Upon any proceeding under any bankruptcy law with respect to the Company or any affiliate of the Company, if the Company or such affiliate is then acting as Paying Agent, the Trustee shall replace the Company or such affiliate as Paying Agent to the extent that it determines that it is able to perform in that capacity.

            Section 2.2. Bondholder Lists. The Trustee, on behalf of the Company, shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Bondholders. At the reasonable request of the Trustee, the Company shall furnish to the Trustee, in writing at least seven business days before each Interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Bondholders, to the extent such


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information is in the possession and control of the Company. Every Bondholder, by receiving and holding his Bonds, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Bondholders made pursuant to the TIA.

            Section 2.3. Officer's Certificate; Compliance Certificate. (a) On the Settlement Date, the Company shall deliver to the Trustee and Paying Agent an Officer's Certificate setting forth: (i) the aggregate principal amount of the Bonds, (ii) the rate at which the Bonds will pay interest, (iii) the date or dates on which the interest on the Bonds is payable, (iv) the date or dates on which the Bonds mature, (v) the currency in which any payments of any principal and interest under the Bonds shall be made and (vi) the registrar or institution in similar function for the Bonds.

                  (b) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company a certificate stating that in the course of the performance by the signers of their duties as officers of the Company they would normally have knowledge of any Default or Event of Default or any other violation of any condition or covenant under the Combined Bond Contract and whether or not the signers know of any Default or Event of Default or any other violation of any condition or covenant under the Combined Bond Contract that occurred during such fiscal year. If they do, the certificate shall describe the Default or Event of Default or other violation of any such condition or covenant, its status and that action the Company is taking or proposes to take with respect thereto.

            Section 2.4. SEC Reports. The Company will file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA
Section 314(a).

                                  ARTICLE III

                               ADDITIONAL REMEDIES

            Section 3.1. Acceleration upon Default. Upon occurrence of an Event of Default, the Trustee, by simple written notice sent to the Company with a copy sent to the Paying Agent, (a) shall, at the request of holders of at least a majority in principal amount of the outstanding Bonds, or (b) only in the event described in clause (d) of the definition of Event of Default, may (but shall not be obligated to) without instruction of the holders, demand the early redemption of all the Bonds at the Early Redemption Price (as defined in Section
3.3.2 of the Contract).

            Section 3.2. Waiver of Past Defaults. The holders of not less than a majority in principal amount of the Bonds may on behalf of all of the Bondholders waive any past Default under the Combined Bond Contract with respect to the Bonds and its


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consequences, except a Default in the payment of the principal of or interest on any Bonds. Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Combined Bond Contract; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

            Section 3.3. Control by Majority. The holders of a majority in principal amount of the Bonds may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Bonds. Subject to Sections 4.1 and 4.2, however, the Trustee may refuse to follow any direction that (i) conflicts with law or the Combined Bond Contract,
(ii) exposes the Trustee to personal liability for which the Trustee would not be indemnified pursuant to Section 4.7 hereof or (iii) is unduly prejudicial to Bondholders not joined therein; provided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

            Section 3.4. Limitation on Suits. No Bondholder will have any right to institute any proceeding with respect to the Combined Bond Contract or for any remedy thereunder, unless:


            (1) such Bondholder has previously given to the Trustee written notice of a continuing Event of Default;



            (2) holders of at least a majority in principal amount of the Bonds shall have made a written request to the Trustee to pursue the remedy in its own name as trustee hereunder;



            (3) such Bondholders have provided to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;



            (4) the Trustee does not comply within 60 days after its receipt of such notice, request and offer of indemnity; and



            (5) during such 60-day period the holders of a majority in principal amount of the Bonds have not given the Trustee a written direction which is inconsistent with the request.


            Otherwise, no Bondholder will have any right to institute any proceeding with respect to the Combined Bond Contract or for any remedy thereunder, except that a Bondholder may institute suit for enforcement of payment of the principal of and premium, if any, or interest on a Bond held by such Bondholder on or after the respective due dates expressed in the Combined Bond Contract.

            Section 3.5. Rights of Bondholders to Receive Payment. Notwithstanding any other provision of the Combined Bond Contract (including, without limitation, Section 3.4 of this Indenture), the right of any Bondholder to receive payment


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of principal of or interest on the Bonds held by such Bondholder, on or after the respective due dates expressed in the Combined Bond Contract, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Bondholder.

            Section 3.6. Collection Suit by Trustee and Other Remedies. If an Event of Default occurs and is continuing, the Trustee may:

            (a) recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with applicable interest on any overdue principal and, to the extent lawful, interest on overdue interest) and the amounts provided for in Section 4.7; and

            (b) pursue any other available remedy to collect the payment of principal or interest on the Bonds or any damages in connection therewith or to enforce the performance of any provision of the Combined Bond Contract.

            Section 3.7. Trustee May File Proofs of Claim, etc.

            (a) The Trustee may:

            (i) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Bondholders under the Combined Bond Contract and the Bonds allowed in any bankruptcy, insolvency, liquidation or other judicial proceedings relative to the Company or any subsidiary of the Company or their respective creditors or properties; and

            (ii) collect and receive any moneys or other property payable or deliverable in respect of any such claims and distribute them in accordance with the Combined Bond Contract.

Any receiver, trustee, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Bondholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Bondholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee pursuant to Section 4.7.

            (b) Nothing in the Combined Bond Contract shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Bondholder thereof, or to authorize the Trustee to vote in respect of the claim of any Bondholder in any such proceeding.

            Section 3.8. Priorities. If the Trustee collects any money or property pursuant to this Article III, it shall pay out the money or property in the following order:


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            FIRST:  to the Trustee for amounts due under Section 4.7;

            SECOND: if the Bondholders proceed against the Company directly without the Trustee in accordance with this Indenture, to the Bondholders for their collection costs;

            THIRD: to the Bondholders for amounts due and unpaid on the Bonds for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Bonds for principal and interest, respectively; and

            FOURTH: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may, upon notice to the Company, fix a record date and payment date for any payment to Bondholders pursuant to this Section 3.8.

            Section 3.9. Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Combined Bond Contract or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 3.9 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Bondholder pursuant to Section 3.5 or a suit by holders of more than 10% in principal amount of outstanding Bonds.

            Section 3.10. Merger; Demerger; Spin-Off. (a) In the event the Company proposes to engage in a plan of merger, demerger or spin off ("scission") with the result that the Company ceases to exist as a legal entity, or a transfer of a part of the Company's business to another entity or entities by way of an "apport partiel d'actifs soumis au regime des scissions" (each, a "Corporate Transaction"), the Company shall either (i) send a written notice to the Trustee that the Company is offering to repurchase all or any portion of the outstanding Bonds of each Bondholder if so requested by such Bondholder, or (ii) request that the Trustee submit the Corporate Transaction to the Bondholders for approval. Notwithstanding the foregoing, in the event that a Corporate Transaction is submitted for approval to the Bondholders but is not approved in accordance with the terms hereof, the Company may nevertheless proceed with the contemplated transaction, as provided by article L. 228-73 of the French Commercial Code.

            For the avoidance of doubt, any reference in this Section 3.10 and
Section 3.11 to the "repurchase" of the Bonds shall mean a "remboursement anticipe des obligations" under French law.

            (b) In the event the Company wishes to offer to repurchase the Bonds in accordance with Section 3.10(a)(i):


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            (1) No later than 30 days prior to the Company's shareholders meeting convened to approve the Corporate Transaction, the Company shall provide the Trustee with written notice of the Company's offer to repurchase (the "CT Repurchase Offer"), which shall set forth (x) the contemplated Corporate Transaction, and (y) that each Bond shall be repurchased, subject to consummation of the Corporate Transaction, at the Early Redemption Price (as such term is defined in article 3.3.2 of the Contract) upon any Bondholder's request;

            (2) The Trustee shall within five days of receipt send a copy of such CT Repurchase Offer to each Bondholder;

            (3) Each Bondholder wishing to have all or any portion of his or her Bonds repurchased pursuant to the CT Repurchase Offer shall make a written request to the Trustee no later than three months following the date of the CT Repurchase Offer (the "CT Individual Repurchase Request"), which request shall become irrevocable upon receipt by the Trustee;

            (4) No later than five days following the earlier of (x) the end of this three-month period and (y) the date on which the Trustee shall have received CT Individual Repurchase Requests from all the Bondholders, the Trustee shall make a written repurchase request to the Company (the "CT Final Repurchase Request"), which CT Final Repurchase Request shall set forth (i) the list of Bondholders wishing to have their Bonds repurchased, (ii) the amount of Bonds that each Bondholder wishes to have repurchased, and (iii) the aggregate amount of Bonds to be repurchased by the Company;

            (5) Within 30 days following receipt of such CT Final Repurchase Request, but in no event earlier than the date of the consummation of the Corporate Transaction, the Company shall transfer the aggregate purchase price to the Paying Agent for distribution to the applicable Bondholders and repurchase the Bonds set forth in the CT Final Repurchase Request at the Early Redemption Price.

            For the avoidance of doubt:

            (1) The obligation of the Company to consummate the repurchase of the Bonds shall be conditioned upon the consummation of the Corporate Transaction and the transfer of the aggregate purchase price to the Paying Agent pursuant to Section 3.10(b)(5) above may be made after the Corporate Transaction is consummated;

            (2) In the case of a partial business transfer ("apport partiel d'actifs soumis au regime des scissions"), or a demerger or spin off ("scission"), the Bondholders who shall send the CT Individual Repurchase Request to the Trustee in accordance with this Section 3.10 shall be paid by the Company and/or by the resulting or transferee entities acting jointly and severally for this purpose.

            (3) The parties agree that, in the event of a transfer of a part of the Company's business to another entity by way of an apport partiel d'actifs soumis au regime des scissions, the provisions of paragraph (a) above shall not be considered, interpreted or understood as providing anything different than what is provided by applicable


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French law, including inter alia articles L. 228-73, and L. 236-16 through L.
236-22 of the French Commercial Code.

            (c) In the event the Company requests that the Trustee submit the Corporate Transaction to the Bondholders for approval in accordance with Section 3.10(a)(ii):

            (1) The Company shall provide the Trustee with (i) a written notice of such proposed Corporate Transaction, and (ii) a certified English translation of the same information that is required to be published in the Bulletin of Obligatory Legal Announcements ("avis de fusion ou de scission" referred to by article L.236-6 of the Code de commerce and D.155 of the decree number 67-236 of 23 March 1967)(substantially in the form this information has been or will be published in the Bulletin of Obligatory Legal Announcement) (the "CT Information"), within two business days after the Company has published the description of the proposed Corporate Transaction in the Bulletin of Obligatory Legal Announcement, as required by French law;

            (2) The Trustee shall within five days of receipt send to each Bondholder the CT Information together with a proxy allowing each of the Bondholders to instruct the Trustee (i) to approve or oppose the Corporate Transaction and/or (ii) to file claim before the Paris Tribunal de Commerce in accordance with Section 3.10(c)(6) hereof (abstention or failure to respond or to make a choice relating to a proposal shall be considered as an instruction to approve the Corporate Transaction and/or not to file a claim);

            (3) Each Bondholder wishing to instruct the Trustee to vote on the Corporate Transaction and/or to file a claim as described in Section 3.10(c)(2) shall send the proxy to the Trustee no later than 20 days following the date on which the CT Information and related proxy is sent to the Bondholders. The action of the holders of at least a majority in principal amount of the outstanding Bonds is required to oppose or approve the Corporate Transaction;

            (4) Promptly upon expiration of such 20-day period, the Trustee shall promptly notify the Company in writing of the Bondholders' decision, which notice shall state the amount and percentage of principal amount of the Bonds the holders of which opposed the Corporate Transaction and/or requested that a claim be filed;

            (5) If the Management Board of the Company decides to proceed with the contemplated Corporate Transaction despite the Bondholders' opposing decision, the Management Board of the Company shall promptly notify the Trustee of such decision. The Trustee shall (i) promptly upon receipt send a copy of such decision to each of the Bondholders; and (ii), within 30 days following such receipt, if previously so instructed by holders of a majority in principal amount of the outstanding Bonds pursuant to Section 3.10(c)(2), cause the filing of a claim before the Paris Tribunal de Commerce requesting the court to order the repurchase of the outstanding Bonds or the posting of security for the repurchase of such Bonds pursuant to the terms and conditions of articles L. 228-73 Section 3 and L. 236-14 of the Code de Commerce.


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            Section 3.11. Change of the Corporate Form or Corporate Purpose;
Issuance of Secured Obligations.

            (a) In the event of (i) any proposed issuance of bonds ("obligations" within the meaning of French law) secured by the Company's assets (to the extent such issuance is permitted pursuant to Section 2.7.2 of the Contract); (ii) any proposed change of the Company's corporate form (from its current form as a French "societe anonyme" to any other corporate form); or
(iii) any proposed change of the Company's corporate purpose (resulting in an amendment of article 2 of the Company's by-laws) (each, a "Material Operation"), the Company shall either (x) send a written notice to the Trustee that the Company is offering to repurchase all or any portion of the outstanding Bonds of each Bondholder if so requested by such Bondholder, or (y) request that the Trustee submit the Material Operation to the Bondholders for approval.

            (b) In the event that the Company wishes to offer to repurchase the Bonds in accordance with Section 3.11(a)(x):

            (1) No later than 30 days before the Company's shareholders meeting convened to approve the Material Operation or, if no shareholders meeting is required to approve such Material Operation, no later than the date of consummation of the Material Operation, the Company shall provide the Trustee with written notice of the Company's offer to repurchase (the "MO Repurchase Offer"), which shall set forth (i) the contemplated Material Operation, and (ii) that each Bond shall be repurchased, subject to the consummation of the Material Operation, at the Early Redemption Price upon any Bondholder's request;

            (2) The Trustee shall within five days of receipt send a copy of such MO Repurchase Offer to each Bondholder;

            (3) Each Bondholder wishing to have all or any portion of his or her Bonds repurchased pursuant to the MO Repurchase Offer shall make a written request to the Trustee no later than three months following the date of the MO Repurchase Offer (the "MO Individual Repurchase Request") which request shall become irrevocable upon receipt by the Trustee;

            (4) No later than five days following the earlier of (x) the end of this three month period, or (y) the date on which the Trustee shall have received MO Individual Purchase Requests from all the Bondholders, the Trustee shall make a written repurchase request to the Company (the "MO Final Repurchase Request"), which MO Final Repurchase Request shall set forth (i) the list of Bondholders wishing to have their Bonds repurchased, (ii) the amount of Bonds that each Bondholder wishes to have repurchased and (iii) the aggregate amount of Bonds to be repurchased by the Company;

            (5) Within 30 days following receipt of such MO Final Repurchase Request, but in no event earlier than the date of the consummation of the Material Operation, the Company shall transfer the aggregate purchase price to the Paying Agent for distribution to the applicable Bondholders and repurchase the Bonds set forth in the MO Final Repurchase Request at the Early Redemption Price.

            For the avoidance of doubt, the Company's obligation to consummate the repurchase of the Bonds shall be conditioned upon the consummation of the Material Operation and the transfer of the aggregate purchase to the Paying Agent pursuant to Section 3.11 (b)(5) above may be consummated after the Material Operation becomes effective.

            (c) In the event that the Company requests that the Trustee submit any Material Operation to the Bondholders for approval in accordance with
Section 3.11 (a)(y):

            (1) In the event of a change of the corporate purpose or the corporate form, the Company shall provide the Trustee with (i) a written notice of such Material Operation, and (ii) a certified English translation of the proposed resolutions of the Company's shareholders meeting convened or to be convened to approve the proposed Material Operation and the notice relating thereto (substantially in the form these documents have been or will be published in the Bulletin of Obligatory Legal Announcements), no later than two business days after the Company has published the notice of the meeting ("avis de reunion") in the Bulletin of Obligatory Legal Announcements, as required by French law;

            (2) In the event of the issuance of "obligations" secured by the Company's assets, the Company shall, 30 days prior to such issuance, provide the Trustee with (i) the legal disclosures filed by the Company with the competent regulatory authorities in France, and (ii) if applicable, a certified English translation of the avis de reunion and proposed resolutions of the Company's shareholders meeting convened or to be convened to approve the proposed issuance (substantially in the form these documents have been or will be published in the Bulletin of Obligatory Legal Announcements) (the documents referred to in this paragraph 2 and paragraph 1 above shall be collectively referred to as the "MO Information");

            (3) The Trustee shall within five days of receipt send to each Bondholder the MO Information together with a proxy allowing each of the Bondholders to instruct the Trustee (i) to approve or oppose the Material Operation and/or (ii) to require the repurchase of all or a portion of his or her Bonds in the circumstances described under Section 3.11(c)(6) (abstention or failure to respond or to make a choice relating to a proposal shall be considered as an instruction to approve the Material Operation and/or to waive the right to have his or her Bonds repurchased);

            (4) Each Bondholder wishing to instruct the Trustee to vote on the Material Operation and/or, as applicable, to have all or a portion of his or her Bonds repurchased in accordance with Section 3.11(c)(3) shall send the proxy to the Trustee no later than 20 days following the date on which the MO Information and related proxy is sent to the Bondholders. The action of the holders of at least a majority in principal amount of the outstanding Bonds is required to oppose or approve the Material Operation;

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            (5) Promptly after expiration of such 20-day period, the Trustee shall promptly notify the Company in writing of the Bondholders' decision, which notice shall state the amount and percentage of principal amount of the Bonds the holders of which opposed the Material Operation and/or requested the repurchase of their Bonds, if applicable;

            (6) If the Management Board of the Company decides to proceed with the contemplated Material Operation despite the Bondholders' opposing decision, the Management Board of the Company shall promptly notify the Trustee of such decision. The Trustee shall (i) promptly upon receipt send a copy of such decision to each of the Bondholders; and (ii) send to the Company a written repurchase request which repurchase request, shall set forth (i) the list of Bondholders wishing to have their Bonds repurchased, (ii) the amount of Bonds that each Bondholder wishes to have repurchased and (iii) the aggregate amount of Bonds to be repurchased by the Company;

            (7) Within 30 days following receipt of such repurchase request, the Company shall transfer the aggregate purchase price to the Paying Agent for distribution to the applicable Bondholders and repurchase the Bonds set forth in such repurchase request at the Early Redemption Price.

                                   ARTICLE IV

                                     TRUSTEE

            Section 4.1. Duties of Trustee.

            (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (b) Except during the continuance of a Default or an Event of
Default:

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth herein and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they reasonably conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 4.1;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 3.2 or 3.3.

            (d) The Trustee shall not be liable for interest on any money received by it.

            (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (g) Whether or not expressly provided herein, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Article IV and to the provisions of the TIA.

            (h) Unless otherwise specifically provided in the Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an authorized signatory of the Company.

            (i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Bondholders unless such Bondholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

            Section 4.2. Rights of Trustee. Subject to Section 4.1:

            (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting on any paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee need not investigate any fact or matter stated in the document.

            (b) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, it may require a certificate of an authorized officer of the Company or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on a certificate of an authorized officer of the Company or an Opinion of Counsel.

            (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents or other experts and shall not be responsible for the misconduct or negligence on the part of any agent or attorney or other expert appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence (as finally determined by a court of competent jurisdiction).

            (e) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

            (g) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

            (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the principal corporate trust office of the Trustee, and such notice references the Bonds and this Indenture.

            (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

            Section 4.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Bonds and may otherwise deal with the Company or any of its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent may do the same with like rights. However, the Trustee must comply with Sections 4.10 and 4.11.

            Section 4.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of the Combined Bond Contract or the Bonds, it shall not be accountable for the Company's use of the proceeds from the Bonds, and it shall not be responsible for any statement of the Company in the Combined Bond Contract or in any document issued in connection with the sale of the Bonds or in the Bonds.

            Section 4.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has knowledge thereof, the Trustee shall mail to each Bondholder notice of the Default or Event of Default in the manner specified in Section 4.6(c) within 60 days after it occurs or as soon as reasonably practicable thereafter. Except in the case of a Default or Event of Default in payment of principal of or interest on any Bond, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Bondholders.

            Section 4.6. Reports by Trustee to Bondholders.

            (a) Within 60 days of each June 30 beginning with the June 30 following the date on which the Bonds are issued under the Contract, the Trustee shall transmit to the Bondholders, in the manner specified in Section 4.6(c) below, a brief report dated as of such June 30 summarizing any of the events set forth in TIA Section 313(a) which may have occurred within the preceding twelve months. If no such event has occurred within the preceding twelve-month period then no report need be transmitted. The Trustee shall also transmit to the Bondholders any report required by TIA Section 313(b)(2), at the times and in the manner provided for therein.

            (b) A copy of each report at the time of its mailing to the Bondholders shall be filed with the SEC and with each stock exchange on which the Bonds are listed. The Company agrees to notify promptly the Trustee whenever the Bonds become listed on any stock exchange and of any delisting thereof.

            (c) Any reports transmitted to Bondholders by the Trustee shall be transmitted by mail to the Bondholders in the manner provided for by TIA Section 313(c).

            Section 4.7. Compensation and Indemnity.

            (a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance and administration of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts.

            (b) The Company shall indemnify the Trustee and each of its agents, employees and directors against any and all loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by them without negligence, willful misconduct or bad faith on their part arising out of or in connection with the acceptance and administration of this trust and the performance of their duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 4.7) and of defending themselves against any claims or liabilities (whether asserted by any Bondholder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may, upon written request to the Company, have separate counsel and the Company shall upon such event pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own negligence, willful misconduct or bad faith.

            (c) To secure the Company's payment obligations in this Section 4.7, the Trustee shall have a lien prior to the Bonds on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Bonds.

            (d) The Company's payment obligations pursuant to this Section 4.7 shall survive the discharge of the Combined Bond Contract and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default upon an event of bankruptcy, the expenses are intended to constitute expenses of administration under any bankruptcy law.

            Section 4.8. Replacement of Trustee.

            (a) The Trustee may resign at any time by notifying the Company. The holders of a majority in principal amount of the outstanding Bonds may remove the Trustee at any time by so notifying the Trustee in writing and may appoint a successor Trustee reasonably acceptable to the Company. The Company shall remove the Trustee if:

            (1) the Trustee fails to comply with Section 4.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            (b) If the Trustee resigns or is removed by the Company or by the holders of a majority in principal amount of the outstanding Bonds (and such Bondholders do not reasonably promptly appoint a successor Trustee), or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Bondholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 4.7.

            (d) If a successor Trustee does not deliver a written acceptance of its appointment within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the holders of 10% in principal amount of the outstanding Bonds may petition, at the Company's expense, any court of competent jurisdiction for the appointment of a successor Trustee.

            (e) If the Trustee fails to comply with Section 4.10, any Bondholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Section 4.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or national banking association, the successor corporation or national banking association without any further act shall be the successor Trustee.

            Section 4.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

            Section 4.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

            Section 4.12. Other Provisions Concerning the Trustee (a) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section are adopted to these ends.

            (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

            (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 4.13. Damages Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

            Section 4.14. Paying Agent. All rights, duties and immunities of the Trustee under this Indenture shall apply to any Paying Agent.

                                   ARTICLE V

                                   AMENDMENTS

            Section 5.1. Without Consent of Bondholders.

            (a) The Company and the Trustee may amend the Combined Bond Contract or the Bonds without notice to or consent of any Bondholder:

            (1) to cure any ambiguity, omission, defect or inconsistency, provided that such action shall not adversely affect the interests of the Bondholders in any material respect;

            (2) to add guarantees with respect to the Bonds or to secure the Bonds;

            (3) to add to the covenants of the Company for the benefit of the Bondholders or to surrender any right or power herein conferred upon the Company;

            (4) to add any additional Events of Default for the benefit of the Bondholders; or

            (5) to make any change that does not adversely affect the rights of any Bondholder in any material respect.

            (b) After an amendment under this Section 5.1 becomes effective, the Company shall mail to Bondholders a notice briefly describing such amendment. The failure to give such notice to all Bondholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 5.1.

            Section 5.2. With Consent of Bondholders.

            (a) The Company and the Trustee may amend the Combined Bond Contract or the Bonds without notice to any Bondholder but with the written consent of the holders of at least a majority in principal amount of the outstanding Bonds (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Bonds), which consent(s) shall be delivered to the Company and the Trustee. However, without the consent of each Bondholder affected, an amendment may not:

            (1) reduce the principal amount of Bonds the holders of which must consent to an amendment or waiver of the Combined Bond Contract or the Bonds, or modify any other aspect of the provisions dealing with modification and waiver of the Combined Bond Contract;

            (2) reduce the rate of, or change, or have the effect of changing the time for payment of the interest on any Bonds;

            (3) reduce the principal of, or change, or have the effect of changing the fixed maturity of any Bonds or the amount due upon an Event of Default, or change the date on which any Bonds may be subject to acceleration or redemption, or reduce the redemption price therefor;

            (4) make any Bonds payable in currency or at a location other than that stated in the Contract with respect to the Bonds or at a place other than stated in the Contract with respect to the Bonds; or

            (5) make any change in the provisions of the Combined Bond Contract entitling each Bondholder to receive payment of principal of and interest on such Bonds on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of outstanding Bonds to waive compliance with various provisions of the Combined Bond Contract or Defaults or Events of Default.

            (b) It shall not be necessary for the consent of the Bondholders under this Section 5.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            (c) After an amendment under this Section 5.2 becomes effective, the Company shall mail to Bondholders a notice briefly describing such amendment. The failure to give such notice to all Bondholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 5.2.

            Section 5.3. Compliance with Trust Indenture Act. Every amendment or supplement to the Combined Bond Contract or the Bonds shall comply with the TIA as then in effect.

            Section 5.4. Acts of Bondholders; Record Dates.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Combined Bond Contract to be given or taken by Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Bondholders in person or by an agent duly appointed in writing as herein otherwise expressly provided. Such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Bondholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Combined Bond Contract and (subject to Section 4.1 of this Indenture) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

            (c) The Company may set any day as a record date for the purpose of determining the Bondholders entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Bondholders, (for the purposes of this Section 5.4 only, a "record date"), provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Bondholders shall be entitled to take the relevant action, whether or not such Bondholders remain Bondholders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable expiration date by Bondholders of the requisite principal amount of outstanding Bonds on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any person be cancelled and be of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by holders of the requisite principal amount of outstanding Bonds on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Bondholders and the applicable expiration date to be given to the Trustee in writing and to each Bondholder in the manner provided for by TIA Section 313(c).

            The Trustee may set any day as a record date for the purpose of determining the Bondholders entitled to join in the giving or making of (i) any request to institute proceedings referred to in Section 3.4(2) or (ii) any direction referred to in Section 3.3. If any record date is set pursuant to this paragraph, the Bondholders shall be entitled to join in such notice, declaration, request or direction, whether or not such Bondholders remain Bondholders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable expiration date by Bondholders of the requisite principal amount of outstanding Bonds on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any person be cancelled and be of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Bondholders of the requisite principal amount of outstanding Bonds on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the expense of the Company, shall cause notice of such record date, the proposed action by Bondholders and the applicable expiration date to be given to the Company in writing and to each Bondholder in the manner provided for by TIA Section 313(c).

            With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the "expiration date" and from time to time may change the expiration date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new expiration date is given to the other parties hereto in writing and to each Bondholder in the manner provided for by TIA Section 313(c), on or prior to the existing expiration date. Notwithstanding the foregoing, no expiration date shall be later than the 180th day after the applicable record date and, if an expiration date is not designated with respect to any record date set pursuant to this Section, the party or parties hereto which set such record date shall be deemed to have designated the 180th day after such record date as the expiration date with respect thereto.

            Without limiting the foregoing, a Bondholder entitled hereunder to take any action hereunder with respect to any particular Bond may do so with regard to all or any part of the principal amount of such Bond or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

            Section 5.5. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article V; provided that the Trustee may, but shall not be obligated to, sign any amendment that adversely affects its own rights, duties, liabilities or immunities. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections
4.1 and 4.2) shall be fully authorized and protected in relying upon an Opinion of Counsel and a certificate of an officer of the Company, each stating that such amendment is authorized or permitted by this Indenture.

                                   ARTICLE VI

                                  MISCELLANEOUS

            Section 6.1. Trust Indenture Act Controls. If any provision of the Combined Bond Contract limits, qualifies or conflicts with another provision which is required or deemed to be included in the Combined Bond Contract by the TIA, the required or deemed provision shall control.

            Section 6.2. Communication by Bondholders with Other Bondholders. Bondholders may communicate pursuant to the procedures set forth in TIA Section 312(b) with other Bondholders with respect to their rights under the Combined Bond Contract or the Bonds. The Company, the Trustee and anyone else shall have the protection of TIA Section 312(c).

            Section 6.3. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under the Combined Bond Contract, the Company shall furnish to the Trustee:

            (1) a certificate signed by an officer or officers of the Company, in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signer(s), all conditions precedent, if any, provided in the Combined Bond Contract relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with.

            Section 6.4. Statements Required in Certificate or Opinion. Each certificate of an officer of the Company or Opinion of Counsel with respect to compliance with a covenant or condition provided for in the Combined Bond Contract shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on a certificate of an officer of the Company or on certificates of public officials unless such counsel knows, or in the exercise of reasonable care, should know that the certificate or the representations with respect to such matters are erroneous.

            Section 6.5. Bondholder Actions. In determining whether the holders of the requisite principal amount of the Bonds have given any request, demand, authorization, direction, notice, consent or waiver under the Combined Bond Contract, Bonds owned by the Company or any other obligor upon the Bonds or any affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Company or any other obligor upon the Bonds or an affiliate of the Company or of such other obligor.

            Section 6.6. Duplicate and Counterpart Originals. This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

            Section 6.7. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 6.8. Benefits of the Combined Bond Contract. Nothing in the Combined Bond Contract, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Bondholders, any benefit of any legal or equitable right, remedy or claim under the Combined Bond Contract.

            Section 6.9. Governing Law. Subject to the next sentence, this Indenture shall be governed by, and construed in accordance with, the laws of the state of New York, without giving effect to any contrary conflict of laws or choice of law provisions of the laws of the state of New York or any other jurisdiction. Notwithstanding the foregoing, the defined term "Event of Default" in Article I and Sections 3.1, 3.10, 3.11 hereof and the Contract (excluding


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
the provisions incorporated from this Indenture) shall be governed by the laws of the Republic of France.

            Section 6.10. Headings. The headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            Section 6.11. Waiver of Jury Trial; Submission to Jurisdiction.

            (a) EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

            (b) All actions and proceedings against the Trustee arising out of or relating to this Indenture or brought by the Trustee against the Company related to the Trustee's rights and privileges set forth in this Indenture (other than in Sections 3.1, 3.10 and 3.11 hereof) shall be heard and determined in the courts of the State of New York or the United States District Court for the State of New York, and for any such actions or proceedings, each of the Trustee and the Company submit to jurisdiction in such courts. The Company, with regard to any actions and proceedings against the Trustee hereunder agrees that it will not bring any action in relation to this Indenture in any court other than the courts of the State of New York and the United States District Court for the State of New York.

            (c) Process in any suit, action or proceeding may be served on any party hereto anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.13 shall be deemed effective service of process on such party. The Company shall appoint National Registered Agents, Inc., at 440 Ninth Avenue, 5th Floor, New York, NY 10001 as its authorized agent to receive and accept on its behalf service by mail of any legal process, summons, notices and documents that may be served against the Company in any federal and state court as described in this Section 6.11.

            Section 6.12. Payments Due on Non-Business Days. In any case where the date on which a payment is due under the Combined Bond Contract shall not be a business day at any place of payment, then (notwithstanding any other provision of this Indenture) a payment of interest or principal need not be made at such place of payment on such date, but may be made on the next succeeding business day at such place of payment with the same force and effect as if made on such date, provided that no interest will accrue for the period from and after such date.

            Section 6.13. Service of Required Notice to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver, act of bondholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with (a) the Trustee by any Bondholder or by the Company will be sufficient for every purpose hereunder if in writing and mailed, registered mail, return-receipt requested, to the Trustee at its corporate trust office, Attention: Corporate Trust Administration, Telephone number:

___________, Facsimile number: ____________ or (b) the Company by the Trustee or by any Bondholder will be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, registered mail, return-receipt requested, to the Company addressed to it at _____________,
Attention: __________, Telephone number: ___________, Facsimile number:
____________ or at any other address previously furnished in writing to the Trustee by the Company.

            Section 6.14. Service of Required Notice to Holders; Waiver. Where this Indenture provides for notice to holders of any event, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Bondholder affected by such event, at his address as it appears in [________________] not later than the latest date (if any, and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Bondholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder will affect the sufficiency of such notice with respect to other holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Bondholders will be filed with the Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case by reason of the suspension of regular mail service or by reason of any other cause it will be impracticable to give such notice by mail, then such notification as may be made with the approval of the Trustee will constitute a sufficient notification for every purpose hereunder.



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
            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                    PUBLICIS GROUPE S.A.

                                    By: ________________________________
                                        Name:
                                        Title:


                                    THE BANK OF NEW YORK
                                       as Trustee

                                    By: ________________________________
                                        Name:
                                        Title:



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
                                                                       EXHIBIT A

                             OBSA ISSUANCE CONTRACT



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